UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2013

Energy XXI (Bermuda) Limited
(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM
1179, Hamilton HM EX, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 6, 2013, Energy XXI (Bermuda) Limited (the “Company”) issued a press release announcing that its Board of Directors has approved a stock repurchase program authorizing Energy XXI, Inc., a Delaware subsidiary of the Company (“Energy XXI, Inc.”), to repurchase up to $250 million in value of the Company’s common stock for an extended period of time, in one or more open market transactions. The Company also announced that in connection with the repurchase program, the Board of Directors has also approved a 10b5-1 plan, allowing Energy XXI, Inc. to repurchase the Company’s shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Other Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated May 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited
By:	/s/ West Griffin
Name:	West Griffin
Title:	Chief Financial Officer

Date: May 6, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 6, 2013.